Exhibit 99.1

 Cambridge Heart Announces Preliminary Fourth Quarter and 2003 Revenue
    Results; Core Business Shows Solid Quarterly and Annual Growth

       BEDFORD, Mass.--(BUSINESS WIRE)--Jan. 7, 2004--Cambridge Heart, Inc. (OTCBB-CAMH) today announced that it expects to report revenues in excess of $2,300,000 and for the three month period ended December 31, 2003. This would represent an increase of approximately 115% over the same three-month period of 2002 and 18% over the three-month period ended September 30, 2003. This would bring the Company's revenue for the twelve months ended December 31, 2003 to approximately $7,000,000 or 62% over the prior year.
       Revenue from the Company's core business (U.S. sales of Microvolt T-Wave Alternans systems and sensors) for the three month period ended December 31, 2003, is expected to show approximately a four-fold increase over the same quarter of 2002, and approximately 20% over the three-month period ended September 30, 2003. For the year ended
December 31, 2003, the Company's core business is expected to show an increase of approximately 105% over the year ended December 31, 2002.
       "We are very pleased to be able to report that we have achieved the $2 million milestone revenue level for the first time," stated
David Chazanovitz, President and CEO of Cambridge Heart, Inc. " While all segments of our business contributed to our success this quarter, the growth was paced by new records in both Heartwave Systems and disposable sensors."
       The Company has tentatively scheduled a year-end conference call on February 12, 2004, following the completion of its regularly scheduled audit, to more fully discuss the 4th quarter and 2004 year end results.

       About the Cambridge Heart Microvolt T-Wave Alternans Test

       The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt - are detected in any clinical setting where titration of the heart rate is possible. The preparation for the test consists of placing proprietary sensors on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death, while those who test negative are at minimal risk.

       About Cambridge Heart

       Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest. The Company's products incorporate its proprietary technology, Microvolt T-Wave Alternans, and are the only diagnostic tools cleared by the U.S. Food and Drug Administration to non-invasively measure microvolt levels of T-wave alternans. The Company, founded in 1990, is based in Bedford, Massachusetts and is traded on the OTCBB under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com.

       Statements contained in this press release that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates" and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology, failure to obtain or maintain adequate levels of third-party reimbursement for use of our products and other factors identified in our most recent Quarterly Report on Form 10-Q under "Factors Which May Affect Future Results", which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


    CONTACT: Cambridge Heart, Inc.
             Robert B. Palardy, 781-271-1200, ext. 231
             bobp@cambridgeheart.com
             or
             Consulting for Strategic Growth
             Stanley Wunderlich, 800-625-2236
             cfsg@consultant.com